UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2007

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Address of principal executive offices) (Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 23, 2007, Saflink Corporation issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2006. The press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

The attached press release presents certain financial measures that exclude certain non-cash charges such as amortization of intangible assets, impairments losses on goodwill and intangible assets, stock-based compensation expense and non-cash interest expense, which would otherwise be required by U.S. generally accepted accounting principles (GAAP). We believe that these non-GAAP financial measures facilitate evaluation by management and investors of our ongoing operating business and enhance overall understanding of our financial performance by reconciling more closely our actual cash expenses in operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.

You should not consider non-GAAP financial measures in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies. We have provided a reconciliation between our GAAP financial measures and our non-GAAP financial measures in the press release.

Item 8.01	Other Events.

On March 20, 2007, we announced that Huntsville International Airport (HSV) agreed to work exclusively with Saflink and the FLO Alliance to develop and implement a Registered Traveler program for HSV to help support the airport’s growing base of leading technology, aerospace and defense firms in the region.

Saflink has assembled and leads the FLO Alliance, a consortium of companies with extensive expertise in credentialing, security, access control, travel services, political lobbying, and corporate and consumer marketing. The FLO Alliance currently includes Expedia Corporate Travel, ID Technology Partners, Johnson Controls, JP Morgan Chase, Smiths Detection, International RAM Associates, Microsoft, and Saflink.

The Registered Traveler program seeks to identify passengers who pose a minimal security risk, and then provide those passengers an enhanced security checkpoint experience. Passengers will voluntarily pay a fee and submit to a background check to become a “registered traveler.” Passengers who pass the background check will be issued a smartcard credential for use at the security checkpoints of airports that participate in the program. Registered travelers will have access to a reserved security lane and will enjoy a shorter wait at the security checkpoint.

The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Saflink Corporation dated March 20, 2007

99.2	Press release of Saflink Corporation dated March 23, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saflink Corporation

Dated: March 23, 2007	By:	/s/ JEFFREY T. DICK
	Name:	Jeffrey T. Dick
	Title:	Chief Financial Officer

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